Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2025 RESULTS AND

UPDATES FULL YEAR OUTLOOK

-	Continued improvement in employee retention and record safety performance complement 6.6% solid waste core pricing to drive better than expected results
-	Revenue of $2.407 billion, above expectations and up 7.1%
-	Net income(a) of $290.3 million, or $1.12 per share, adjusted net income attributable to Waste Connections(b) of $333.1 million, or $1.29 per share
-	Adjusted EBITDA(b) of $786.4 million, above expectations and up 7.5%
-	Adjusted EBITDA(b) margin of 32.7% of revenue
-	Maintains full year 2025 outlook of $9.45 billion in revenue, $3.12 billion in adjusted EBITDA(b) and $1.30 billion in adjusted free cash flow(b)

TORONTO, ONTARIO, July 23, 2025 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the second quarter of 2025 and updated its outlook for the full year.

“Continued improvement in employee retention and record low safety rates, along with solid waste core pricing growth of 6.6%, drove underlying solid waste margin expansion of approximately 70 basis points in the period,” said Ronald J. Mittelstaedt, President and Chief Executive Officer. “We delivered results above our outlook for the quarter in spite of headwinds from lower-than-expected contributions from higher margin, commodity-related activities and continued sluggishness in the economy, along with tariff-induced uncertainties.”

“As anticipated, we have already completed an outsized year of acquisition activity, at approximately $200 million in annualized revenue, with a robust pipeline and almost half of the year still ahead of us.  The strength of our financial profile and free cash flow generation keeps us well-positioned for additional acquisitions, while maintaining the flexibility for increased return of capital to shareholders, including through opportunistic share repurchases already underway.”

Mr. Mittelstaedt added, “In spite of incremental and growing headwinds, our full year 2025 outlook remains within the ranges from February, providing for approximately 6% revenue growth and 50 basis points of adjusted EBITDA margin expansion to 33.0%.  We remain well-positioned for upside from contributions from additional acquisitions, improvements in commodity-related activity and solid waste volumes.”

Q2 2025 Results

Revenue in the second quarter totaled $2.407 billion, up from $2.248 billion in the year ago period.  Operating income was $459.5 million, which included $7.3 million primarily in impairments and other operating items and transaction-related expenses.  This compares to operating income of $424.7 million in the second quarter of 2024, which included $15.7 million primarily in impairments and other operating items and transaction-related expenses.  Net income in the second quarter was $290.3 million, or $1.12 per share on a diluted basis of 259.0 million shares.  In the year ago period, the Company reported net income of $275.5 million, or $1.07 per share on a diluted basis of 258.6 million shares.

Adjusted net income(b) in the second quarter was $333.1 million, or $1.29 per diluted share, versus $320.0 million, or $1.24 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the second quarter was $786.4 million, as compared to $731.8 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

Six Months Year to Date Results

For the six months ended June 30, 2025, revenue was $4.635 billion, up from $4.321 billion in the year ago period.  Operating income, which included $27.5 million primarily attributable to transaction-related expenses and impairments and other operating items was $849.8 million, as compared to operating income of $791.5 million in the prior year period, which included $27.2 million primarily attributable to transaction-related expenses and impairments and other operating items.

Net income for the six months ended June 30, 2025 was $531.8 million, or $2.05 per share on a diluted basis of 258.9 million shares.  In the year ago period, the Company reported net income of $505.5 million, or $1.96 per share on a diluted basis of 258.5 million shares.

Adjusted net income(b) for the six months ended June 30, 2025 was $626.2 million, or $2.42 per diluted share, compared to $588.7 million, or $2.28 per diluted share, in the year ago period. Adjusted EBITDA(b) for the six months ended June 30, 2025 was $1.499  billion, as compared to $1.382 billion in the prior year period.

Updated 2025 Outlook

Waste Connections also updated its outlook for 2025, which assumes no change in the current economic environment or underlying economic trends.  The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2025 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated to be approximately $9.450 billion;
-	Net income is estimated to be approximately $1.140 billion, and adjusted EBITDA(b) is estimated to be approximately $3.120 billion, or about 33.0% of revenue;
-	Capital expenditures are estimated to be between $1.200 billion and $1.250 billion; and
-	Net cash provided by operating activities is estimated to be between $2.483 billion and $2.533 billion, and adjusted free cash flow(b) is estimated to be approximately $1.300 billion.

----------------------------------------------------------------------------------------------------------------------------------------------------

(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections"

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Q2 2025 Earnings Conference Call

Waste Connections will be hosting a conference call related to second quarter earnings on July 24th  at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until July 31, 2025, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #4455366.

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2025 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND SIX months ended JUNE 30, 2024 and 2025

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended June 30,						Six months ended June 30,
		2024			2025			2024			2025

Revenues			$2,248,166			$2,407,055			$4,320,819			$4,635,231
Operating expenses:
Cost of operations			1,301,070			1,392,857			2,522,853			2,684,299
Selling, general and administrative			228,848			242,966			449,583			493,100
Depreciation			241,229			257,421			463,920			499,728
Amortization of intangibles			44,124			50,236			84,414			97,878
Impairments and other operating items			8,190			4,030			8,544			10,471
Operating income			424,705			459,545			791,505			849,755

Interest expense			(82,377)			(82,751)			(160,864)			(163,626)
Interest income			4,009			2,314			6,060			4,084
Other income, net			9,647			10,050			7,823			11,922
Income before income tax provision			355,984			389,158			644,524			702,135

Income tax provision			(80,584)			(98,882)			(139,996)			(170,348)
Net income			275,400			290,276			504,528			531,787
Plus: Net loss attributable to noncontrolling interests			77			-			1,003			-
Net income attributable to Waste Connections			$275,477			$290,276			$505,531			$531,787

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$1.07			$1.12			$1.96			$2.06

Diluted			$1.07			$1.12			$1.96			$2.05

Shares used in the per share calculations:
Basic			257,994,105			258,377,345			257,897,609			258,286,168
Diluted			258,565,246			258,982,647			258,523,996			258,944,234

Cash dividends per common share			$0.285			$0.315			$0.570			$0.630

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2024	June 30, 2025
ASSETS
Current assets:
Cash and equivalents	$62,366	$110,166
Accounts receivable, net of allowance for credit losses of $25,730 and $23,612 at December 31, 2024 and June 30, 2025, respectively	935,027	1,031,911
Prepaid expenses and other current assets	229,519	207,662
Total current assets	1,226,912	1,349,739

Restricted cash	135,807	157,305
Restricted investments	78,126	77,784
Property and equipment, net	8,035,929	8,380,628
Operating lease right-of-use assets	308,198	325,050
Goodwill	7,950,406	8,220,824
Intangible assets, net	1,991,619	2,062,045
Other assets, net	90,812	105,235
Total assets	$19,817,809	$20,678,610
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$637,371	$729,886
Book overdraft	14,628	15,024
Deferred revenue	382,501	412,417
Accrued liabilities	736,824	705,551
Current portion of operating lease liabilities	40,490	41,762
Current portion of contingent consideration	59,169	87,800
Current portion of long-term debt and notes payable	7,851	8,759
Total current liabilities	1,878,834	2,001,199

Long-term portion of debt and notes payable	8,072,928	8,337,178
Long-term portion of operating lease liabilities	272,107	279,115
Long-term portion of contingent consideration	27,993	20,272
Deferred income taxes	958,340	1,035,413
Other long-term liabilities	747,253	651,776
Total liabilities	11,957,455	12,324,953
Commitments and contingencies
Equity:
Common shares: 258,067,487 shares issued and 258,019,389 shares outstanding at December 31, 2024; 258,393,105 shares issued and 258,346,757 shares outstanding at June 30, 2025	3,283,161	3,285,689
Additional paid-in capital	325,928	335,939
Accumulated other comprehensive loss	(205,740)	(93,812)
Treasury shares: 48,098 and 46,348 shares at December 31, 2024 and June 30, 2025, respectively	-	-
Retained earnings	4,457,005	4,825,841
Total Waste Connections’ equity	7,860,354	8,353,657
Noncontrolling interest in subsidiaries	-	-
Total equity	7,860,354	8,353,657
Total liabilities and equity	$19,817,809	$20,678,610

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

SIX months ended JUNE 30, 2024 and 2025

(Unaudited)

(in thousands of U.S. dollars)

	Six months ended June 30,
	2024	2025
Cash flows from operating activities:
Net income	$504,528	$531,787
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) from disposal of assets, impairments and other	(1,603)	11,480
Depreciation	463,920	499,728
Amortization of intangibles	84,414	97,878
Deferred income taxes, net of acquisitions	47,592	58,292
Current period provision for expected credit losses	8,756	5,171
Amortization of debt issuance costs	5,960	4,101
Share-based compensation	40,813	41,956
Interest accretion	19,227	25,556
Payment of contingent consideration recorded in earnings	-	(400)
Adjustments to contingent consideration	(500)	30,584
Other	1,694	(2,661)
Net change in operating assets and liabilities, net of acquisitions	(73,114)	(123,731)
Net cash provided by operating activities	1,101,687	1,179,741

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(1,435,704)	(510,738)
Capital expenditures for property and equipment	(387,170)	(497,765)
Proceeds from disposal of assets	2,997	5,417
Proceeds from sale of investment in noncontrolling interests	37,000	-
Other	(11,227)	(16,886)
Net cash used in investing activities	(1,794,104)	(1,019,972)

Cash flows from financing activities:
Proceeds from long-term debt	3,140,648	1,613,594
Principal payments on notes payable and long-term debt	(2,234,998)	(1,488,785)
Payment of contingent consideration recorded at acquisition date	(12,496)	(22,895)
Change in book overdraft	1,350	397
Payments for repurchase of common shares	-	(389)
Payments for cash dividends	(147,271)	(162,950)
Tax withholdings related to net share settlements of equity-based compensation	(31,264)	(30,934)
Debt issuance costs	(12,557)	(3,433)
Proceeds from issuance of shares under employee share purchase plan	2,183	2,593
Proceeds from sale of common shares held in trust	286	324
Other	(4,000)	-
Net cash provided by (used in) financing activities	701,881	(92,478)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,096)	2,007

Net increase in cash, cash equivalents and restricted cash	8,368	69,298
Cash, cash equivalents and restricted cash at beginning of period	184,038	198,173
Cash, cash equivalents and restricted cash at end of period	$192,406	$267,471

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and six month periods ended June 30, 2025:

	Three months ended June 30, 2025	Six months ended June 30, 2025
Core Price	6.6%	6.7%
Surcharges	(0.2%)	(0.2%)
Volume	(2.6%)	(2.7%)
Recycling	(0.3%)	(0.2%)
Foreign Exchange Impact	(0.2%)	(0.5%)
Closed Operation	(0.9%)	(0.9%)
Total	2.4%	2.2%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended June 30, 2024 and 2025:

	Three months ended June 30, 2024
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,583,098	$(4,599)	$1,578,499	70.2%
Solid Waste Disposal and Transfer	756,139	(314,104)	442,035	19.7%
Solid Waste Recycling	63,298	(2,133)	61,165	2.7%
E&P Waste Treatment, Recovery and Disposal	123,566	(5,779)	117,787	5.2%
Intermodal and Other	49,096	(416)	48,680	2.2%
Total	$2,575,197	$(327,031)	$2,248,166	100.0%

	Three months ended June 30, 2025
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,690,785	$(5,331)	$1,685,454	70.0%
Solid Waste Disposal and Transfer	784,015	(342,396)	441,619	18.3%
Solid Waste Recycling	69,163	(2,358)	66,805	2.8%
E&P Waste Treatment, Recovery and Disposal	178,117	(8,282)	169,835	7.1%
Intermodal and Other	43,934	(592)	43,342	1.8%
Total	$2,766,014	$(358,959)	$2,407,055	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and six month periods ended June 30, 2024 and 2025:

	Three months ended June 30,		Six months ended June 30,
	2024	2025	2024	2025
Acquisitions, net	$120,705	$112,870	$198,693	$242,168

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ended June 30, 2024 and 2025:

	Three months ended June 30,		Six months ended June 30,
	2024	2025	2024	2025
Cash Interest Paid	$71,642	$71,092	$138,026	$155,246
Cash Taxes Paid	54,974	68,965	83,381	91,140

Debt to Book Capitalization as of June 30, 2025: 50%

Internalization for the three months ended June 30, 2025: 60%

Days Sales Outstanding for the three months ended June 30, 2025: 39 (23 net of deferred revenue)

Share Information for the three months ended June 30, 2025:

Basic shares outstanding	258,377,345
Dilutive effect of equity-based awards	605,302
Diluted shares outstanding	258,982,647

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2024	2025	2024	2025
Net income attributable to Waste Connections	$275,477	$290,276	$505,531	$531,787
Less: Net loss attributable to noncontrolling interests	(77)	-	(1,003)	-
Plus: Income tax provision	80,584	98,882	139,996	170,348
Plus: Interest expense	82,377	82,751	160,864	163,626
Less: Interest income	(4,009)	(2,314)	(6,060)	(4,084)
Plus: Depreciation and amortization	285,353	307,657	548,334	597,606
Plus: Closure and post-closure accretion	6,087	11,942	15,492	23,816
Plus: Impairments and other operating items	8,190	4,030	8,544	10,471
Less: Other income, net	(9,647)	(10,050)	(7,823)	(11,922)
Adjustments:
Plus: Transaction-related expenses(a)	7,256	3,973	17,103	15,943
Plus/(Less): Fair value changes to equity awards(b)	222	(734)	1,507	1,036
Adjusted EBITDA	$731,813	$786,413	$1,382,485	$1,498,627

As % of revenues	32.6%	32.7%	32.0%	32.3%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2024	2025	2024	2025
Net cash provided by operating activities	$611,378	$638,202	$1,101,687	$1,179,741
Plus: Change in book overdraft	1,621	507	1,350	397
Plus: Proceeds from disposal of assets	1,912	4,448	2,997	5,417
Less: Capital expenditures for property and equipment	(217,219)	(285,310)	(387,170)	(497,765)
Adjustments:
Transaction-related expenses(a)	3,704	8,769	8,680	11,161
Executive separation costs(b)	1,670	1,670	1,670	2,119
Payment of contingent consideration recorded in earnings(c)	-	400	-	400
Pre-existing Progressive Waste share-based grants(d)	1,117	-	1,131	16
Tax effect(e)	(1,544)	(1,673)	(2,913)	(2,398)
Adjusted free cash flow	$402,639	$367,013	$727,432	$699,088

As % of revenues	17.9%	15.2%	16.8%	15.1%

___________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the cash component of severance expense associated with an executive departure from 2023.
(c)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(d)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(e)	The aggregate tax effect of footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended June 30,		Six months ended June 30,
	2024	2025	2024	2025
Reported net income attributable to Waste Connections	$275,477	$290,276	$505,531	$531,787
Adjustments:
Amortization of intangibles(a)	44,124	50,236	84,414	97,878
Impairments and other operating items(b)	8,190	4,030	8,544	10,471
Transaction-related expenses(c)	7,256	3,973	17,103	15,943
Fair value changes to equity awards(d)	222	(734)	1,507	1,036
Tax effect(e)	(15,222)	(14,687)	(28,385)	(30,898)
Adjusted net income attributable to Waste Connections	$320,047	$333,094	$588,714	$626,217
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$1.07	$1.12	$1.96	$2.05
Adjusted net income	$1.24	$1.29	$2.28	$2.42

_________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

UPDATED 2025 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	Updated 2025 Outlook
	Estimates	Observation
Net income attributable to Waste Connections	$1,140,000
Plus: Income tax provision (a)	367,472	Approximate 24.4% effective rate
Plus: Interest expense, net	322,000
Plus: Depreciation and Depletion	1,031,000	Approximately 10.9% of revenue
Plus: Amortization	196,000
Plus: Closure and post-closure accretion	48,000
Plus: Impairments and other operating items (b)	10,471
Less: Other income, net (b)	(11,922)
Adjustments: (b)
Plus: Transaction-related expenses	15,943
Plus: Fair value changes to equity awards	1,036
Adjusted EBITDA	$3,120,000	Approximately 33.0% of revenue

____________________________

(a)	Approximately 24.4% full year effective tax rate, including amounts reported for the six month period ended June 30, 2025.
(b)	Reflects amounts reported for the six month period ended June 30, 2025, as shown on page 9.

Reconciliation of Adjusted Free Cash Flow:

	Updated 2025 Outlook
	Low Estimate	High Estimate
Net cash provided by operating activities	$2,482,888	$2,532,888
Plus: Change in book overdraft (a)	397	397
Plus: Proceeds from disposal of assets (a)	5,417	5,417
Less: Capital expenditures for property and equipment	(1,200,000)	(1,250,000)
Adjustments: (a)
Transaction-related expenses	11,161	11,161
Executive separation costs	2,119	2,119
Payment of contingent consideration recorded in earnings	400	400
Pre-existing Progressive Waste share-based grants	16	16
Tax effect	(2,398)	(2,398)
Adjusted Free Cash Flow	$1,300,000	$1,300,000

____________________________

Reflects amounts reported for the six month period ended June 30, 2025, as shown on page 10.